Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-237094, 333-235761, and 333-222365) and Form S-8 (Nos. 333-233133, 333-226498, 333-219829, 333-213069, 333-206354, 333-198121, 333-190600, 333-190599, 333-183113, 333-145298, 333-130990, 333-110401, 333-97931, 333-46000, 333-77611, 333-03384, 33-80279, and 33-80277) of Novavax, Inc. of our report dated August 6, 2020 relating to the financial statements of Praha Vaccines a.s., which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers Audit, s.r.o.
Prague, Czech Republic
August 10, 2020